Exhibit 99.01

Tonix Pharmaceuticals Announces New Patent Coverage Protecting Tonmya®

NEW YORK, November 7, 2018 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company) today announced that the U.S. Patent and Trademark Office ("USPTO") issued U.S. Patent No. 10,117,936 to the Company on November 6, 2018. This patent, “Eutectic Formulations of Cyclobenzaprine Hydrochloride and Amitriptyline Hydrochloride,” includes 34 claims directed to pharmaceutical compositions of eutectics of cyclobenzaprine hydrochloride and mannitol and methods of making those compositions. This patent is expected to provide Tonix with U.S. market exclusivity until 2034.

The patent is part of an expanding portfolio of patents and patent applications and other intellectual property addressing the formulation, manufacturing, and uses of Tonmya*, or TNX-102 SL, for a variety of indications including posttraumatic stress disorder, agitation in Alzheimer’s disease, and fibromyalgia.

Seth Lederman, M.D., Chief Executive Officer of Tonix commented, “We are committed to building our intellectual property covering the unique properties of Tonmya. These newly issued claims strengthen and expand Tonmya’s overall patent portfolio and provide Tonix with significant intellectual property protection for Tonmya in the U.S."

*Tonmya has been conditionally accepted by the U.S. Food and Drug Administration (FDA) as the proposed trade name for TNX-102 SL (cyclobenzaprine HCl sublingual tablets) for PTSD. TNX-102 SL is an investigational new drug and has not been approved for any indication.

About Tonix Pharmaceuticals Holding Corp.

Tonix is a clinical-stage biopharmaceutical company focused on discovering and developing pharmaceutical products to treat serious neuropsychiatric conditions and biological products to improve biodefense through potential medical counter-measures. Tonix is developing Tonmya, which has been granted Breakthrough Therapy designation, as a bedtime treatment for PTSD. Tonix is also developing TNX-102 SL as a bedtime treatment for agitation in Alzheimer’s disease under a separate IND to support a Phase 2, potential pivotal, efficacy study and has been granted Fast Track designation by the FDA for this indication. TNX-601 (tianeptine oxalate) is in the pre-IND application stage, also for the treatment of PTSD but by a unique mechanism and designed for daytime dosing. Tonix’s lead biologic candidate, TNX-801, is a potential smallpox-preventing vaccine based on a live synthetic version of horsepox virus, currently in the pre-IND application stage.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2018, and periodic reports filed with the SEC on or after the date thereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Contacts

Jessica Morris (corporate)

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(212) 980-9159

Scott Stachowiak (media)

Russo Partners

scott.stachowiak@russopartnersllc.com

(646) 942-5630

Peter Vozzo (investors)

Westwicke Partners

peter.vozzo@westwicke.com

(443) 213-0505